UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022 (July 29, 2022)

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On August 2, 2022, TransCode Therapeutics, Inc. (“TransCode”) issued a press release announcing that TransCode and The University of Texas M.D. Anderson Cancer Center (“M.D. Anderson”) had entered into a strategic five-year collaboration agreement to advance TransCode’s pipeline of RNA-targeted oncology therapeutic and diagnostic candidates. A copy of this press release is attached hereto as Exhibit 99.1.

Under the agreement, M.D. Anderson and TransCode will collaborate on the design and conduct of pre-clinical and clinical studies with oversight from a joint steering committee. TransCode has committed to pay M.D. Anderson $10,000,000 to fund these studies over a five-year period and will provide the developmental candidates for evaluation and other support. The effective date of the agreement is July 29, 2022. The term of the agreement is five years following the effective date or until the studies are completed, whichever is later, unless earlier terminated by either party for material breach or by M.D. Anderson as provided below.

TransCode will retain all right, title and interest in and to its own background intellectual property. In addition, to the extent it is permitted to do so under applicable laws, M.D. Anderson has agreed to assign to TransCode the sole and exclusive ownership in and to any invention, whether patentable or not, that is conceived or discovered as a result of the conduct of one or more research studies to be conducted by M.D. Anderson pursuant to the agreement or the use of TransCode’s confidential information, in which M.D. Anderson has an ownership interest. If M.D. Anderson is not permitted by applicable laws to make such assignment of inventions to TransCode, to the extent M.D. Anderson is permitted to do so under applicable laws, M.D. Anderson has agreed to grant to TransCode a worldwide, exclusive, perpetual (except as prohibited by law), irrevocable, fully paid-up, royalty-free, transferrable and sublicensable license.

In order to accommodate the review of the agreement by M.D. Anderson’s Office of General Counsel of System, whose approval of the agreement is required, for a period of sixty days following the effective date of the agreement, M.D. Anderson will have the right to terminate the agreement without cause upon ten days’ notice to TransCode.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release of TransCode Therapeutics, Inc. dated August 2, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCode Therapeutics, Inc.

Date: August 3, 2022	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Chief Financial Officer